UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2006
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26407	85-0212139
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1 West Wetmore Road, Suite 203
Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 5.02 Entry Into a Material Definitive Agreement

Auramet Trading, LLC (“Auramet”), acting through Nedbank Limited (“Nedbank”), has advanced an additional $1,000,000 loan to Nord Resources Corporation (the “Corporation”). This amount has been added to the outstanding principal under the existing secured loan from Nedbank to the Corporation in the original principal amount of $3,900,000. Auramet had participated in the original loan through the contribution of a then outstanding loan from Auramet to the Corporation in the amount of $1,000,000, dated October 17, 2005.

In connection with the original Nedbank loan, the Corporation had issued a secured promissory note to Nedbank dated November 8, 2005 (the “Original Secured Promissory Note”), which was subsequently amended by a Letter Agreement dated May 5, 2006 and a Modification Agreement dated May 15, 2006. The loan was secured by a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated November 8, 2005 (the “Deed of Trust”), relating to the Corporation’s Johnson Camp property. Also in connection with the original Nedbank loan, Ronald A. Hirsch, Stephen D. Seymour and Nedbank had entered into a Subordination Agreement dated November 8, 2005 (the “Subordination Agreement”) whereby Mr. Hirsch and Mr. Seymour, who are directors of our Corporation, agreed to subordinate their loans to the Corporation in favor of any and all indebtedness of the Corporation with Nedbank.

Upon closing of the additional $1,000,000 advance, the Corporation executed and delivered, among other things: (a) an Amended and Restated Secured Promissory Note dated May 31, 2006, payable to Nedbank in the principal amount of $4,900,000; (b) a First Amendment to Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing; and (c) an Amendment to the Subordination Agreement. The Amended and Restated Promissory Note matures on the earlier of: (a) August 15, 2006; and (b) upon the closing of a registered equity offering by the Corporation which raises not less than $20,000,000. The Corporation will be obligated to make interest-only payments to Nedbank, at an interest rate of 10% per annum (an increase of 1% per annum over the interest rate under the Original Secured Promissory Note), payable monthly. The interest rate would increase to 13% (an increase of 1% per annum over the default rate of interest under the Original Secured Promissory Note) in the event of a default by the Corporation.

In consideration of the additional loan advance, the Corporation has paid to Auramet out of the loan proceeds the sum of $40,000, and has issued to Auramet warrants for the purchase of 250,000 shares of the Corporation’s common stock, exercisable for a period of two years at an exercise price of $1.15 per share, being equal to 110% of the average closing price of the Corporation’s common stock (as quoted on the Pink Sheets LLC) for the 20 trading days prior to the date of the Amended and Restated Secured Promissory Note.

Upon closing, the Corporation received net proceeds of $910,908, after deduction of: Auramet’s fee referred to above; accrued interest on the original principal amount of the Nedbank loan from May 1, 2006 through June 1, 2006, in the amount of $31,092; Nedbank’s legal expenses in connection with the additional advance; and related title recording fees and expenses.

2.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

EXHIBIT NUMBER DESCRIPTION

4.1	Amended and Restated Secured Promissory Note, dated May 31, 2006, payable to Nedbank Limited in the principal amount of $4,900,000.*

4.2	First Amendment to Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated May 31, 2006, among Nord Resources Corporation, First American Title Insurance Company and Nedbank Limited.*

4.3	Amendment to Subordination Agreement, dated May 31, 2006, made for the benefit of Nedbank Limited by Ronald Hirsch and Stephen Seymour.*

4.4	Warrant Certificate issued by Nord Resources Corporation to Auramet Trading, LLC, dated May 31, 2006 representing 250,000 common stock purchase warrants*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

By:
DATE: May 31, 2006		/s/ John Perry
John Perry
Chief Financial Officer

3.